Exhibit 16.1


                                       ACM
                           Anton Collins Mitchell LLP

February 22, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the first five paragraphs of Item 4 included in the Form 8-K of Accelr8 Technology Corporation dated February 18, 2005 to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Anton Collins Mitchell LLP

Anton Collins Mitchell LLP








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